EX-16

           LETTER ON CHANGE IN CERTIFYING ACCOUNTANT


                           Janet Loss, C.P.A., P.C.
                          Certified Public Accountant
                       1780 South Bellaire Street, Suite 500
                             Denver, Colorado 80222
                                 (303) 782-0878


April 20, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

     This firm is addressing this letter in connection with the filing of a Form 8-K to reflect this firm's dismissal as principal accountant for E.T. Corporation, a Nevada corporation, in compliance with Item 304(a)(3) of Regulation S-B. This firm agrees with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B as set forth in the attached Form 8-K.

                                       Sincerely,



                                       /s/  Janet Loss, C.P.A., P.C.
                                       Janet Loss, C.P.A., P.C.